Exhibit 10.2

ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective this 1st day of November, 2005.

BETWEEN:

975110 Alberta Ltd. , a company incorporated under the laws of the Province of Alberta with a registered office located at 78 Belleville Avenue, Spruce Grove, Alberta, T7A 1H8

("975 Ltd.”)
OF THE FIRST PART

AND:

SYNGAS ENERGY CORP., a company incorporated pursuant to the laws of British Columbia with a registered and records office located at 200 – 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2;

("Syngas”)

OF THE SECOND PART
WHEREAS:

A.

975 Ltd. is a party to an Agreement with Richard S. Sadowski  (“Sadowski”) dated February 14, 2005, whereby Sadowski has agreed to assign to 975  Ltd. the entire right and title to an invention entitled “Process an Apparatus for Low Cost  Hydrogen Generation” (the “Hydrogen Invention”) in consideration for payment of  $25,000 U.S. dollars and certain royalties;

B.	975 Ltd. now wishes to assign to Syngas all of 975 Ltd.’s rights, title and interests in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.

975 Ltd. hereby grants, assigns, transfers and sets over absolutely and unconditionally unto Syngas all of its rights, title and interest, both in law and in equity in and to the Agreement and to the Hydrogen Invention and Syngas hereby accepts such assignment. Upon the execution and delivery of this Assignment Agreement (and any other written instrument as may be reasonably requested by Syngas in order to give effect to this assignment) by 975 Ltd., Syngas shall, as of the date hereof, acquire all of the rights, title and interest of 975 Ltd. pursuant to the Agreement.

2.	Syngas agrees to make a payment of $25,000 U.S. dollars to Sadowski within 2 weeks of receiving an executed copy of this Assignment Agreement.

3.	975 Ltd. represents and warrants to Syngas that:

	a.	975 Ltd. has full right and authority to assign the Agreement and the Hydrogen Invention to Syngas;

	b.	975 Ltd.’s interests in the Agreement and the Hydrogen Invention are free and clear of all liens, charges, encumbrances and judgments of any nature or kind whatsoever; and

c.

975 Ltd. will indemnify, defend and save harmless Syngas from and against any and all actions, suits, losses, damages and expenses which Syngas may suffer or incur or be put to by reason of any of the warranties or representations set forth in section 3 being untrue or incorrect.

4.

Syngas assumes and agrees to observe, perform, be bound by and be liable under, as an obligation of 975 Ltd., each and every covenant, term and obligation of 975 Ltd. under the Agreement, and hereby agrees to indemnify, defend and save harmless 975 Ltd. from and against any and all actions, suits, losses, damages and expenses which 975 Ltd. may suffer or incur or be put to by reason of the failure to do any of the same.

5.

975 Ltd. expressly authorizes Syngas to collect, demand, sue for, enforce, recover and receive, dispose of, realize or enforce any of the rights, title and interests conveyed by this agreement, as Syngas deems advisable, either in the name of 975 Ltd. or in Syngas’ name without notice to 975 Ltd. and without prejudice to any rights which Syngas may have against 975 Ltd.

6.

975 Ltd. agrees that it will from time to time and at all times hereafter at the request of Syngas execute and deliver to Syngas such further assurances for the better and more perfect assignment of the Agreement and the Hydrogen Invention, or either of them, as Syngas may require.

7.	This agreement shall be binding and shall enure to the benefit of the parties and their respective successors and assigns.

8.	The invalidity or unenforceability of any provision of this agreement or any part thereof shall not affect the validity or enforceability of the remainder of this agreement or such provision.

9.	This agreement may be signed in counterpart, each of which shall be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.	This agreement shall be governed by and construed in accordance with the law of British Columbia. Both parties agree to attorn to the exclusive jurisdiction of British Columbia.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

SYNGAS ENERGY CORP.

per: /s/Anish Somani
Anish Somani, President

975110 ALBERTA LTD.

Per: /s/Wilf Ouellette
Wilf Ouellette, President